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Consent of Independent Registered Public Accounting Firm

The Board of Directors

Burcon NutraScience Corporation

We, KPMG LLP, consent to the use of our report dated June 26, 2024, on the consolidated financial statements of Burcon NutraScience Corporation, which comprise the consolidated statements of financial position as at March 31, 2024 and March 31, 2023, the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes, which is included in Form F-7 dated November 20, 2024 of the Burcon NutraScience Corporation.

/s/ KPMG LLP

November 20, 2024

Vancouver, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private
English company limited by guarantee. KPMG Canada provides services to KPMG LLP.